Exhibit 10.8

October 15, 2003

Jim Nakagawa

Price Legacy Corporation

17140 Bernardo Center Drive, Suite 300

San Diego, CA 92128

Re:          Employment Issue

Dear Jim:

This letter will serve to confirm our mutual agreement that in the event you resign your employment with the Company, you will be afforded the protection and benefits provided under paragraph 6(d) of your employment contract with the Company dated April 7, 2003.

Very truly yours,

/s/ Jack McGrory
Jack McGrory

JM:bjj

Acknowledged and agreed this
15th day of October, 2003

/s/ Jim Nakagawa
Jim Nakagawa